UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

LPL Investment Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	20-3717839 (I.R.S. Employer Identification No.)

One Beacon Street, Floor 22 Boston, MA	02108
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

     Securities Act registration statement file number to which this form relates (if applicable): 333-167325
     Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
Signature

Item 1. Description of Registrant’s Securities to be Registered.
     The class of capital stock to be registered is the registrant’s Common Stock, $0.001 par value per share (or the registrant’s “Common Stock”). For a description of the Common Stock, reference is made to the information set forth under the heading “Description of Capital Stock” in the prospectus included in the registrant’s Registration Statement on Form S-1 (File No. 333-167325), originally filed with the Securities and Exchange Commission on June 4, 2010, as amended by any amendments to such Registration Statement and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.
Item 2. Exhibits.
     Under the Instructions relating to Form 8-A exhibits, no exhibits are required to be filed because no other securities of the registrant are being registered with The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

Signature
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 12, 2010	LPL Investment Holdings Inc.
	By:	/s/ Stephanie L. Brown
Stephanie L. Brown
Secretary and Vice President